Exhibit 10.15.1
FLEET LEASING RECEIVABLES TRUST
(the “Trust”)
and
PHH VEHICLE MANAGEMENT SERVICES INC.
(the “Originator”)
and
PHH FLEET LEASE RECEIVABLES L.P.
(the “Seller”)
and
MERRILL LYNCH CANADA INC., CIBC WORLD MARKETS INC., RBC DOMINION
SECURITIES INC. and SCOTIA CAPITAL INC.
(the “Agents”)

AGENCY AGREEMENT
January 25, 2010

Stikeman Elliott LLP

AGENCY AGREEMENT
          THIS AGENCY AGREEMENT (this “Agency Agreement”) dated as of January 25, 2010, among BNY TRUST COMPANY OF CANADA, in its capacity as trustee of FLEET LEASING RECEIVABLES TRUST (in such capacity, the “Trust”), by PHH VEHICLE MANAGEMENT SERVICES INC., in its capacity as financial services agent of the Trust , PHH VEHICLE MANAGEMENT SERVICES INC., in its capacity as originator (the “Originator”) of certain leases that will be transferred to the Trust as security for the Notes (as defined herein), PHH FLEET LEASE RECEIVABLES L.P. (the “Seller”) and MERRILL LYNCH CANADA INC., CIBC WORLD MARKETS INC., RBC DOMINION SECURITIES INC. and SCOTIA CAPITAL INC. (collectively, the “Agents”).
          WHEREAS the Agents understand that the Trust wishes to sell the principal amount of CAD90,740,000 of Series 2010-1 Class A-2a Asset-Backed Notes of the Trust (the “Notes”).
          AND WHEREAS the Agents understand that the Notes are to be offered and sold to the public in each of the provinces of Canada pursuant to a short form base shelf prospectus of the Trust dated January 7, 2010 qualifying the issuance of up to $1,000,000,000 principal amount of asset-backed notes of the Trust, as supplemented by a prospectus supplement dated January 25, 2010 (collectively, the “Prospectus”).
          AND WHEREAS the Agents, subject to the terms and conditions hereof, agree to act, and the Trust agrees to appoint the Agents as the agents of the Trust to solicit, on a “best efforts” basis (and without underwriting liability), offers to purchase the Notes on the Closing Date pursuant to the Prospectus. The Agents will be under no obligation to purchase the Notes.
          NOW THEREFORE in consideration for their services hereunder, and for other good and valuable consideration, the parties hereto agree as follows:
Section 1 DEFINITIONS
(1)	In this Agency Agreement, unless stated elsewhere in this Agency Agreement, the following terms have the following meanings:

“Agents’ counsel” means Stikeman Elliott LLP;

“Applicable Securities Laws” means all applicable securities laws and rules, regulations, instruments, notices, orders and written policies in the Selling Provinces to the offering and sale of the Notes, including but not limited to the securities legislation of the Selling Provinces, and the rules, instruments and policies of the Securities Commissions;

“Business Day” means a day which is not Saturday or Sunday or a legal holiday in Toronto, Ontario;

“Closing” means the closing of the purchase and sale of the Notes contemplated by this Agency Agreement;

“Closing Date” means January 27, 2010, or such other date as the Agents and the Trust may determine, acting reasonably;

“Closing Time” means 10:00 a.m. (Toronto time) or such other time, on the Closing Date, as the parties may agree;

“Condition” in respect of a person, means the assets, liabilities (contingent or otherwise), financial condition, properties, business, affairs, operations, results of operations, income, cash flow or capital of such person;

“Declaration of Trust” means the declaration of trust of the Trust dated November 2, 2009, as amended and restated on November 16, 2009;

“DBRS” means DBRS Limited and its successors;

“distribution” means “distribution” or “distribution to the public”, as the case may be, as defined under the Applicable Securities Laws of the Selling Provinces and “distribute” has a corresponding meaning;

“Governmental Authority” means any federal, provincial, state, municipal, county or regional governmental or quasi-governmental authority, domestic or foreign, and includes any ministry, department, court, tribunal, arbitral body, commission, bureau, board, administrative or other agency or regulatory body or instrumentality thereof, any quasi-governmental body or private body exercising regulatory, expropriation or taxing authority under or for the account, if any, of the foregoing and any stock exchange or self-regulatory authority and, for greater certainty, includes the Regulatory Authorities;

“Indenture” means the Trust Indenture made as of November 16, 2009 between Computershare Trust Company of Canada as indenture trustee, and BNY Trust Company of Canada, as issuer trustee, as supplemented by the 2010-1 Supplemental Indenture made as of January 27, 2010 among such parties, as amended, supplemented, modified, restated or replaced from time to time;

“Issuer Trustee” has the meaning assigned in the Indenture;

“laws” means any and all applicable (i) laws, constitutions, treaties, statutes, codes, ordinances, principles of common and civil law and equity, orders, decrees, rules, regulations and municipal by-laws whether domestic, foreign or international, (ii) judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions, and awards of any Governmental Authority, and (iii) policies, practices and guidelines of, or contracts with, any Governmental Authority which, although not actually having the force of law, are considered by such Governmental Authority as requiring compliance as if having the force of law, in each case binding on or affecting the Person referred to in the context in which the word is used;

“material change” means a material change within the meaning of any of the Applicable Securities Laws;

“material fact” means a material fact within the meaning of any one or more of the Applicable Securities Laws;

“misrepresentation” means a misrepresentation within the meaning of the Applicable Securities Laws;

“Moody’s” means Moody’s Investors Service, Inc. and its successors;

“NI 13-101” means National Instrument 13-101 — System for Electronic Document Analysis and Retrieval (SEDAR) of the Canadian Securities Administrators and includes without limitation any successor national instrument and companion policy to National Instrument 13-101;

“NI 44-102” means National Instrument 44-102 — Shelf Distributions of the Canadian Securities Administrators and includes without limitation any successor national instrument and companion policy to National Instrument 44-102;

“Passport Procedures” means the procedures provided for under National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions among the securities commissions and other securities regulatory authorities in each of the provinces and territories of Canada;

“Preliminary Prospectus” means the preliminary short form base shelf prospectus of the Trust dated November 16, 2009;

“Prospectus Amendment” means an amendment to the Prospectus, in either or both of the English and French languages unless the context indicates otherwise, and includes an amendment by way of a material change report as contemplated by NI 44-102;

“Prospectus Supplement” means the prospectus supplement of the Trust dated January 25, 2010 qualifying the issuance of the Notes;

“Purchase Agreement” means the purchase agreement dated as of January 27, 2010 made among the Trust, the Seller, PHH Vehicle Services Inc. as servicer and PHH Corporation as performance guarantor, as the same may be amended, restated, modified or supplemented from time to time;

“Rating Agencies” shall have the meaning assigned in the Indenture;

“Related Collateral” shall have the meaning assigned in the Indenture;

“Securities Commissions” means the securities commissions or similar securities regulatory authorities in the Selling Provinces;

“Selling Provinces” means all of the provinces of Canada;

“Shelf Prospectus” means the (final) short form base shelf prospectus of the Trust dated January 7, 2010 qualifying the issuance of up to $1,000,000,000 principal amount of asset-backed notes;

“Sub-Agents” means any other investment dealer and broker that the Agents may have retained, appointed or engaged pursuant to Section 2(d);

“Transaction Documents” means this Agency Agreement, the Purchase Agreement, the Indenture, the Prospectus, the Notes and any other document entered into from time to time by one or more of the parties hereto in connection with the issuance and sale of the Notes, in each case, as amended, supplemented, modified, restated or replaced from time to time;

“Trust’s auditors” means Deloitte LLP;

“Trust’s counsel” means Blake, Cassels & Graydon LLP, or such other counsel engaged by the Trust;
(2)	Gender and Number
          Words importing the singular number include the plural, and vice versa; words importing the masculine gender include the feminine gender; and words importing individuals include partnerships, associations, bodies corporate, trustees, executors and legal representatives, and vice versa.
(3)	Recitals
          Terms defined in the recitals to this Agency Agreement and used herein have the meanings assigned in the recitals.
Section 2 THE OFFERING
(a)	Sale of the Notes.
(i)	Subject to the terms and conditions of this Agency Agreement, the Trust hereby appoints the Agents, and the Agents hereby agree to act as agents for the Trust, severally and not jointly, to offer the Notes for sale in the relevant Selling Provinces on behalf of the Trust. The Agents will use their best efforts to arrange for one or more purchasers to purchase the aggregate principal amount of the Notes.

(ii)	The Trust will create, issue and sell the Notes, as applicable, at the Closing Time, in accordance with and subject to the provisions of this Agency Agreement, the Indenture, the Prospectus and all applicable laws. It is understood and agreed by the parties that the Agents will act as agents only and at no time will the Agents have any obligation whatsoever to purchase, in whole or in part, the Notes.

(iii)	The Agents will not offer the Notes in any jurisdiction other than the Selling Provinces.
(b)	Compensation. The Seller agrees to pay the Agents $805,551.03 representing 0.8877574% of the aggregate principal amount of Notes sold (collectively, the “Agency Fee”), payable by the Seller, or the Originator on behalf of the Seller, to Merrill Lynch Canada Inc. on behalf of the Agents, in cash at the Closing (provided that the Agency Fee will be recalculated and/or amounts reimbursed to the Seller if the Seller or an affiliate of the Seller purchases the Notes (either at Closing or during the statutory withdrawal period) such that the aggregate amount of agency fees which shall be payable in respect of all Series 2010-1 Notes sold to persons other than the Seller or an affiliate of the Seller (the “Fee Earning Notes”) shall equal the amount equal to the sum of (1) 1.00% of the first $200,000,000 of the aggregate principal amount of the Fee Earning Notes and (2) 0.75% of the aggregate principal amount of the Fee Earning Notes above the first $200,000,000), in consideration for the Agents, among other things:
(i)	acting as agents to solicit, on a best efforts basis, offers to purchase the Notes;

(ii)	advising the Trust with respect to the issuance and sale of the Notes;

(iii)	acting as the registered dealer and executing the trades in connection with the sale of Notes;

(iv)	assisting in the preparation of the offering materials, including the Prospectus; and

(v)	performing administrative services in connection with the sale of Notes.
The Agents shall be under no obligation to provide any service not specifically enumerated herein.

Such Agency Fee will be allocated amongst the Agents as follows: (A) to each of CIBC World Markets Inc., RBC Dominion Securities Inc. and Scotia Capital Inc., the amount of $241,663.31, and (B) to Merrill Lynch Canada Inc., the amount of $80,561.10, or as otherwise agreed between the Agents.

(c)	Appointment of Sub-Agent. The Trust agrees that the Agents may engage, appoint and retain such additional Sub-Agents in each of the Selling Provinces as the Agents may deem necessary to conduct or assist in the sale of the Notes. The Agents agree that such Sub-Agents must be acceptable to the Trust, acting reasonably, and that such additional Sub-Agents shall agree to sell the Notes on the same terms and conditions as the Agents. The Agents agree that they will ensure that any Sub-Agents offer the Notes for sale only in accordance with the terms of this Agency Agreement. The remuneration payable to such Sub-Agents will be paid by the Agents from the Agents’ compensation under this Agency Agreement.
Section 3 DELIVERY OF DOCUMENTS
(a)	The Trust shall cause to be delivered to the Agents:
(i)	on the date of this Agency Agreement, the Preliminary Prospectus, the Shelf Prospectus and the Prospectus Supplement in the English and French languages as filed with the Securities Commissions in the Selling Provinces (along with copies of the certificates of authentication required by NI 13-101), signed as required by the Applicable Securities Laws and acceptable in form and substance to the Agents’ counsel, acting reasonably, unless publicly available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) which shall be deemed to be delivered to the Agents;

(ii)	on the date of this Agency Agreement, all documents, in the English and French languages, incorporated or containing information incorporated by reference into the Preliminary Prospectus or the Shelf Prospectus and not previously delivered to the Agents and except as otherwise publicly available on SEDAR, which shall be deemed to be delivered to the Agents;

(iii)	forthwith when available, copies of such continuous disclosure documents or information as may have been or may be incorporated by reference, at the appropriate time or times, under the heading “Documents Incorporated by Reference” in the Shelf Prospectus and the Prospectus Supplement, as the case may be, except as otherwise publicly available on SEDAR which shall be deemed to be delivered to the Agents;

(iv)	forthwith when available, copies of any Prospectus Amendment as contemplated by NI 44-102, signed as required by Applicable Securities Laws (along with copies of the certificates of authentication required by NI 13-101) and acceptable in form and substance to the Agents and the Agents’ counsel, acting reasonably, including copies of any documents incorporated, or containing information incorporated, by reference therein and not previously delivered hereunder except as otherwise publicly available on SEDAR which shall be deemed to be delivered to the Agents;

(v)	at the time of the delivery to the Agents pursuant to this Section 3(a)(v) (or as soon as practicable thereafter) of the French language version of the Prospectus Supplement and any Prospectus Amendment (or as soon as practicable thereafter), an opinion of the Trust’s counsel dated the date of the Prospectus Supplement or any Prospectus Amendment, as applicable, and acceptable in form and substance to the Agents and the Agents’ counsel, acting reasonably, to the effect that the Shelf Prospectus, the Prospectus Supplement and any Prospectus Amendment, together with each of the documents incorporated by reference therein, are in all material respects complete and proper translations of such documents in the English language;

(vi)	at the time of the delivery to the Agents pursuant to this Section 3(a) of the Shelf Prospectus, the Prospectus Supplement and any Prospectus Amendment (or as soon as practicable thereafter), a comfort letter of the Trust’s auditors, dated the date of the Prospectus Supplement or any Prospectus Amendment or the date of release of such information, as the case may be, and acceptable in form and substance to the Agents and the Agents’ counsel, acting reasonably, with respect to any financial and accounting information relating to the Trust contained in the Shelf Prospectus, the Prospectus Supplement and any Prospectus Amendment, or other material financial information, as the case may be. The comfort letter shall be in addition to any comfort letters which must be filed with Securities Commissions in the Selling Provinces pursuant to Applicable Securities Laws and shall be based on a review by the Trust’s auditors having a cut-off date not more than two Business Days prior to the date of the comfort letter;

(vii)	forthwith when available, in such cities in the Selling Provinces as the Agents may reasonably request, as soon as practicable after a receipt therefor has been issued by the Securities Commissions, and in any event within one Business Day from the date of the receipt for the Prospectus, any Prospectus Amendment and the Prospectus Supplement, that number of commercial copies of such document, including copies of any documents incorporated, or containing information incorporated, by reference therein as the Agents may reasonably require, without charge; and

(viii)	copies of all receipts received from time to time from the Securities Commissions in respect of the filing thereof for the Preliminary Prospectus, the Shelf Prospectus or any Prospectus Amendment as soon as they are available.
(b)	The Trust’s delivery to the Agents of the documents referred to in Section 3(a)(i), (ii), (iii), (iv) and (vii) shall constitute the Trust’s consent to the use by the Agents and any Sub-Agents of such documents in connection with the distribution of the Notes in compliance with the provisions of this Agency Agreement.

Section 4 COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE AGENTS
          Each of the Agents, severally and not jointly or jointly and severally, covenant, represent and warrant to the Trust and the Originator that:
(a)	it will offer the Notes for sale to the public, directly and through other Sub-Agents, if any, in the Selling Provinces, only as permitted by Applicable Securities Laws, upon the terms and conditions set forth in the Prospectus and this Agency Agreement and that it will not, directly or indirectly, offer Notes for sale in any jurisdiction, other than the Selling Provinces, that would require the filing of a prospectus, registration statement, offering memorandum or similar document or would result in the Trust having any reporting or other obligation in such jurisdiction, and it shall ensure that each Sub-Agent, prior to its appointment as such, has delivered to the Agents an undertaking to the foregoing effect. For the purposes of this Section 4(a), the Agents shall be entitled to assume that the Notes are qualified for distribution in the Selling Provinces where a receipt evidencing the receipt (and deemed receipt) of the Securities Commission in each of the Selling Provinces (under Passport Procedures) for the Shelf Prospectus shall have been obtained from the Ontario Securities Commission following the filing of the Shelf Prospectus and also where the Prospectus Supplement has been filed on SEDAR in each of the Selling Provinces;

(b)	it will provide on a timely basis all information and documentation required by the Trust to fulfil its obligations under the Applicable Securities Laws with such information and documents to be in a form acceptable to the Trust and the Trust’s counsel, acting reasonably, such information to include a breakdown of the number of Notes distributed in each of the Selling Provinces where such breakdown is required for the purpose of calculating fees payable to the Securities Commissions;

(c)	this Agency Agreement has been duly authorized, executed and delivered by it and is a valid and binding agreement of it, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, winding-up, moratorium or reorganization, or other similar laws affecting creditors’ rights generally and to the availability of equitable remedies;

(d)	it is in compliance with the dealer registration requirements of Applicable Securities Laws for purposes of the sale of the Notes in each of the Selling Provinces;

(e)	it will not make any representation or warranty with respect to the Trust, the Originator, the Related Collateral or the Notes other than as set forth in the Prospectus; and

(f)	if the Prospectus is amended, it will promptly send a copy of any such Prospectus Amendment to all persons who have previously received the

Prospectus from it and will include such Prospectus Amendment in all further deliveries of the Prospectus.
Section 5 REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR
          The Originator represents and warrants to and agrees with the Agents that:
(a)	the Originator is a corporation amalgamated and validly existing under the laws of Canada;

(b)	the Originator has all requisite corporate power and authority to enter into, deliver and perform its obligations under this Agency Agreement and the other Transaction Documents to which the Originator is or on the Closing Date will be a party and all necessary action has been or will be taken on or before the Closing Date to authorize the execution, delivery and performance of this Agency Agreement and the other Transaction Documents to which the Originator is or on the Closing Date will be a party, in each case, by the Originator;

(c)	assuming the due authorization, execution and delivery of this Agency Agreement by the parties hereto other than the Originator, and the enforceability of this Agency Agreement against such parties, this Agency Agreement has been duly executed and delivered by the Originator and constitutes a legal, valid and binding obligation of the Originator, enforceable against the Originator in accordance with its terms, subject to applicable bankruptcy, insolvency, winding-up, moratorium or reorganization, or other similar laws affecting creditors’ rights generally and to the availability of equitable remedies;

(d)	the execution and delivery by the Originator of, and the performance by the Originator of its obligations under, the Transaction Documents to which it is a party will not result in any violation of the articles of amalgamation or by-laws of the Originator or any material violation of any agreement or other instrument binding upon the Originator or any of its assets or undertakings, will not result in any material violation of any statute or any order, rule or regulation of any governmental body, agency or court having jurisdiction over the Originator or of any law applicable to the Originator or any of its assets or undertakings;

(e)	no consent, approval, authorization or order of, or qualification with, any governmental body or agency having jurisdiction over the Originator or the Trust is required for the performance by the Originator or the Trust of their respective obligations under any Transaction Document;

(f)	there are no legal or governmental proceedings ongoing or, to the Originator’s knowledge, pending or threatened, to which the Originator, the Trust or any of the Originator’s subsidiaries is a party or to which any of the property of the Originator or the Trust is subject, which could have a material adverse effect on the execution, delivery or performance of the Transaction Documents;

(g)	the Transaction Documents to which the Originator or the Trust is or on the Closing Date will be a party, when executed and delivered by the Originator or the Trust, as applicable, will be duly authorized by all necessary action and, assuming the due authorization, execution and delivery of the Transaction Documents to which the Originator or the Trust, as applicable, is or on the Closing Date will be a party by the parties thereto other than the Originator or the Trust, as applicable, and the enforceability of such Transaction Documents against such parties, will constitute legal, valid and binding obligations of the Originator or the Trust, as applicable, enforceable against the Originator or the Trust, as applicable, in accordance with their terms, subject to applicable bankruptcy, insolvency, winding-up, moratorium or reorganization, or other similar laws affecting creditors’ rights generally and to the availability of equitable remedies;

(h)	the representations and warranties of the Originator and the Trust contained in the Transaction Documents to which the Originator or the Trust, as applicable, is or on the Closing Date will be a party that are made or to be made on or with effect as of the Closing Date will be true and correct on or as of such date; and

(i)	the Notes issued under the Indenture, and any Notes to be issued, are when executed, duly executed and duly authorized by the Trust and when delivered and paid for by a purchaser in accordance with the terms of the Prospectus and the Indenture, will be valid and legally binding obligations of the Trust, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and to the availability of equitable remedies.
Section 6 REPRESENTATIONS AND WARRANTIES OF THE TRUST
          The Trust represents and warrants to and agrees with the Agents that:
(a)	the Trust has been constituted as a trust under the laws of the Province of Ontario;

(b)	the Trust has all requisite power and authority to enter into, deliver and perform its obligations under this Agency Agreement, the Transaction Documents to which the Trust is or on the Closing Date will be a party and the Notes and all necessary action has been or will be taken on or before the Closing Date to authorize the execution, delivery and performance of this Agency Agreement, the Transaction Documents to which the Trust is or on the Closing Date will be a party and the Notes, in each case, by the Trust;

(c)	assuming the due authorization, execution and delivery of this Agency Agreement by the parties hereto other than the Trust, and the enforceability of this Agency Agreement against such parties, this Agency Agreement has been duly executed and delivered by the Trust and constitutes a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency, winding-up, moratorium or reorganization, or other similar laws affecting creditors’ rights generally and to the availability of equitable remedies;

(d)	the delivery to the Agents of the documents referred to in Section 3(a)(i), Section 3(a)(ii), Section 3(a)(iii) and Section 3(a)(iv) hereof shall constitute the representation and warranty of the Trust to the Agents that: (i) each such document at the time of its respective delivery complied in all material respects with the requirements of the Applicable Securities Laws pursuant to which it was or is prepared and, as applicable, filed and that all the information and statements (other than information or statements that pertain to and/or have been provided by the Agents) contained or incorporated by reference therein were at the respective dates of delivery thereof, true and correct in all material respects, contained no misrepresentation and (in the case of the Preliminary Prospectus, the Shelf Prospectus and any Prospectus Amendment) constituted full, true and plain disclosure of all material facts relating to the Trust and the Notes as required by Applicable Securities Laws; and (ii) no material fact had been omitted (except for omissions in respect of facts relating to the Agents) from such disclosure which was required to be stated in such disclosure or was necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made;

(e)	the Notes issued under the Indenture, and any Notes to be issued, are when executed, duly executed and duly authorized by the Trust and when delivered and paid for by a purchaser in accordance with the terms of the Prospectus and the Indenture, will be valid and legally binding obligations of the Trust, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and to the availability of equitable remedies;

(f)	the execution and delivery by the Trust of, and the performance by the Trust of its obligations under, the Transaction Documents will not result in any violation of the Declaration of Trust or any material violation of any agreement or other instrument binding upon the Trust or any of its assets or undertakings, will not result in any material violation of any statute or any order, rule or regulation of any governmental body, agency or court having jurisdiction over the Trust or of any law applicable to the Trust or any of its assets or undertakings;

(g)	no consent, approval, authorization or order of, or qualification with, any governmental body or agency having jurisdiction over the Trust is required for the performance by the Trust of its obligations under any Transaction Document;

(h)	there are no legal or governmental proceedings ongoing or, to the Trust’s knowledge, pending or threatened, to which the Trust or any of its affiliates or subsidiaries is a party or to which any of the property of the Trust is subject, which could have a material adverse effect on the execution, delivery or performance of the Transaction Documents;

(i)	the Transaction Documents to which the Trust is or on the Closing Date will be a party, when executed and delivered by the Trust, as applicable, will be duly authorized by all necessary action and, assuming the due authorization, execution and delivery of the Transaction Documents to which the Trust is or on the Closing Date will be a party by the parties thereto other than the Trust, and the enforceability of such Transaction Documents against such parties, will constitute legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency, winding-up, moratorium or reorganization, or other similar laws affecting creditors’ rights generally and to the availability of equitable remedies;

(j)	the Trust is a reporting issuer not in default of any requirement under the Applicable Securities Laws;

(k)	there are no reports or information that in accordance with the Applicable Securities Laws or the requirements of the Canadian Securities Regulators must be made publicly available or filed in connection with the offering of the Notes that have not been or will be made publicly available or filed as required; and

(l)	the representations and warranties of the Trust contained in the Transaction Documents to which the Trust is or on the Closing Date will be a party that are made or to be made on or with effect as of the Closing Date will be true and correct in all material respects on or as of such date.
Section 7 COVENANTS OF THE TRUST
          The Trust hereby covenants to the Agents that it will do the following:
(a)	endeavour to fulfil all legal requirements to permit the offering and sale of the Notes as contemplated in this Agency Agreement;

(b)	allow the Agents to participate fully and assist in the preparation of the Preliminary Prospectus, the Shelf Prospectus and the Prospectus Supplement and shall allow the Agents to conduct all “due diligence” investigations which the Agents may reasonably require to fulfil the Agents’ obligations as agents and to enable the Agents responsibly to execute any certificate required to be executed by the Agents in such documentation;

(c)	comply with the Securities Act (Ontario) and with the other comparable provisions of the Applicable Securities Laws, if any, in each of the Selling Provinces and during the period from the date of signing the Prospectus Supplement to the completion of distribution of the Notes will promptly inform the Agents in writing of the full particulars of any material change, actual, anticipated, contemplated or threatened, in the Condition of either the Trust or the Originator or of any change in any material fact contained or referred to in the Preliminary Prospectus, the Shelf Prospectus or the Prospectus Supplement, and of the existence or discovery of any material fact or any other event or circumstance which is, or may be, of such a nature as to render the Preliminary Prospectus, the Shelf Prospectus or the Prospectus Supplement untrue, false or misleading in a material respect or result in a misrepresentation. The Trust shall, to the satisfaction of the Agents and its legal counsel acting reasonably, promptly comply with all applicable filing and other requirements under the Applicable Securities Laws as a result of such fact, change, event or circumstance. The Trust shall, in good faith, first discuss with the Agents any actual or proposed change, event, circumstance or fact which is of such a nature that there is reasonable doubt whether notice need be given to the Agents pursuant to this Section 7(c) and, in any event, prior to making any filing referred to in this Section 7(c). For greater certainty, it is understood and agreed that if the Agents determine, after consultation with the Trust, acting reasonably, that a material change or change in a material fact has occurred which makes untrue or misleading any statement of a material fact contained in the Preliminary Prospectus, the Shelf Prospectus or the Prospectus Supplement, or which may result in a misrepresentation, the Trust will:
(i)	prepare and file promptly at the request of the Agents any Prospectus Amendment which in its opinion, acting reasonably, may be necessary or advisable; and

(ii)	contemporaneously with filing the Prospectus Amendment under the Applicable Securities Laws, deliver to the Agents:
(A)	a copy of the Prospectus Amendment, originally signed as required by the Applicable Securities Laws;

(B)	an originally signed copy of all documents relating to the proposed distribution of the Notes and filed with the Prospectus Amendment under the Applicable Securities Laws; and

(C)	such other documents as the Agents shall reasonably require.

(d)	advise the Agents, promptly after receiving notice thereof, of the time when the Preliminary Prospectus, Shelf Prospectus, Prospectus Supplement and any Prospectus Amendment has been filed and receipts have been obtained and will provide evidence satisfactory to the Agents of each filing and the issuance of receipts.

(e)	advise the Agents, promptly after receiving notice or obtaining knowledge, of:
(i)	the issuance by any Securities Commission of any order suspending or preventing the use of the Preliminary Prospectus, the Shelf Prospectus or the Prospectus Supplement;

(ii)	any notice or other correspondence received by it from any Governmental Authority or person requesting any information, meeting or hearing relating to any event or state of affairs that the Trust reasonably believes may be material to the Agents;

(iii)	the suspension of the qualification of the Notes for offering, distribution or sale in any of the Selling Provinces;

(iv)	the institution, threat or contemplation of any proceeding for any of those purposes; or

(v)	any requests made by any Securities Commission for amending or supplementing the Preliminary Prospectus, the Shelf Prospectus or the Prospectus Supplement or for additional information and, unless otherwise agreed to by the Agents, will use its reasonable best efforts to prevent the issuance of any such order referred to in Section 7(e)(i) and, if any such order is issued, to obtain the withdrawal of the order promptly; and
(f)	use reasonable best efforts to promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such acts, documents and things as the Agents may reasonably require from time to time for the purpose of giving effect to this Agency Agreement and the transactions contemplated by the Prospectus and take all such steps as may be reasonably within their power to implement to their full extent the provisions of this Agency Agreement and the transactions contemplated by the Prospectus.
Section 8 CONDITIONS OF CLOSING
          The obligations of the Trust to sell the Notes to purchasers, and for the purchasers to purchase the Notes from the Trust, will be subject to the following conditions, which conditions may be waived in writing in whole or in part by the party entitled to the benefit thereto:
(a)	the Trust and the Agents shall have complied fully with all Applicable Securities Laws, prior to the Closing Time;

(b)	all conditions precedent to the issuance of the Notes under the Indenture shall have been satisfied;

(c)	the Agents shall have received a legal opinion from the Trust’s counsel, in form and content satisfactory to the Agents and their counsel, acting reasonably, addressed to the Agents, as to (i) the establishment and existence of the Trust and the Seller; (ii) the due authorization, execution and delivery, and the enforceability of this Agency Agreement; (iii) the enforceability of the Notes against the Trust; (iv) that all necessary documents have been filed, all requisite proceedings have been taken and all necessary approvals, permits, consents and authorizations of the appropriate regulatory authority have been obtained by the Trust under the applicable securities laws of the Province of Ontario to qualify the Notes for distribution to the public in the Province of Ontario through registrants or dealers registered under the securities laws of the Province of Ontario who have complied with the relevant provisions of such applicable legislation and the terms of their registrations, and (v) true sale matters with respect to the transactions contemplated by the Purchase Agreement;

(d)	the Trust and the Agents shall have received from the Rating Agencies on or prior to the Closing Date confirmation in writing that the Notes will receive a rating of “Aaa” from Moody’s and a rating of “AAA” from DBRS;

(e)	the Agents shall have received a copy of the Agreed Upon Procedures letter;

(f)	the Agents shall have received such certificates, opinions and other documents as may reasonably be requested by the Agents and their counsel;

(g)	the closing for the issuance and sale of the Series 2010-1 Class A-1a Asset Backed Notes of the Trust (the “Class A-1a Notes”), the Series 2010-1 Class A-1b Asset Backed Notes of the Trust (the “Class A-1b Notes”), the Series 2010 Class A-2b Asset Backed Notes of the Trust (the “Class A-2b Notes”) and the Class B Asset Backed Notes of the Trust (the “Class B Notes”) shall occur contemporaneously with the Closing;

(h)	the Originator has satisfied the conditions of the amended and restated commitment letter dated September 30, 2009 between the Business Development Bank of Canada (“BDC”) and the Originator or there has been a waiver thereof, or as otherwise agreed with BDC (provided that Merrill Lynch Canada Inc. shall so confirm prior to the Closing Date); and

(i)	Merrill Lynch Canada Inc. and Banc of America Securities LLC shall have received irrevocable commitments (in the agreed form of subscription agreements) to purchase the aggregate principal amount of the Class A-1a Notes, the Class A-1b Notes, the Class A-2b Notes and the Class B Notes being offered by the Trust.

Section 9 CLOSING
          The Closing will be completed at the offices of Blake, Cassels & Graydon LLP, 2800 Commerce Court West, 199 Bay Street, Toronto, Ontario or at such other place as the parties may agree, at the Closing Time.
          Subject to conditions set forth in Section 8, (i) the Agents, at the Closing Time, will deliver a wire transfer of immediately available funds payable to the Trust in an amount equal to the gross proceeds of all sales of the Notes (or effect payment in such other manner as the Trust and the Agents may agree), and (ii) the Seller, or the Originator on behalf of the Seller, will deliver a wire transfer of immediately available funds to the Agents in accordance with the Agents’ instructions equal to the amount of the Agency Fee payable in accordance with Section 2(b) hereof. Upon receipt by the Trust of the payment described in part (i), above, the Trust will deliver the Notes registered as instructed by the Agents.
Section 10 FEES AND EXPENSES
(a)	Fees. In consideration for the services of the Agents hereunder, the Seller, or the Originator on behalf of the Seller, agrees to pay to the Agents the fees set forth in Section 2(b) above.

(b)	Expenses. The Seller, or the Originator on behalf of the Seller, will pay all reasonable expenses and fees in connection with the sale of the Notes, including, without limitation, the fees set forth in Section 2(b) above, all expenses of or incidental to the sale of the Notes; the fees and expenses of the Trust’s counsel; all costs incurred in the Selling Provinces in connection with the preparation of documents or certificates relating to the offering of the Notes; all out-of-pocket expenses and fees reasonably incurred by the Agents, including the fees and expenses of Agents’ counsel, road show expenses and marketing fees; and except for the fees set forth in Section 2(b) above, the foregoing fees and expenses incurred by the Agents or on its behalf will be payable by the Seller, or the Originator on behalf of the Seller, immediately upon receiving an invoice therefore from the Agents, and will be payable whether or not the sale of the Notes is completed.
Section 11 INDEMNITIES
(1)	Each of the Originator and the Trust, jointly and severally (each, for the purposes of this Section 11, the “Indemnitor”) will indemnify and save harmless the Agents and any Sub-Agents, and each of their respective directors, officers, employees, agents and affiliates (each, an “Indemnified Person”) from and against all actual or threatened claims, actions, suits, investigations and proceedings (collectively “Proceedings”) and all losses (other than losses of profit in connection with the distribution of the Notes), expenses, fees, damages, obligations, payments and liabilities (collectively “Liabilities”), including without limitation, all legal fees and disbursements actually and reasonably incurred in connection with defending or investigating such Proceeding, which now or any time hereafter exist by reason of:
(a)	any misrepresentation or untrue statement or alleged misrepresentation or alleged untrue statement, or omission of or alleged omission to state any material fact or any other fact or information required to be stated or necessary to make any statement therein not misleading in light of the circumstances in which it was made, in the Shelf Prospectus, the Prospectus Supplement or any Prospectus Amendment or in any document incorporated by reference therein or supplementary thereto, including without limitation any investor presentation, marketing teaser, cashflows, prepay data, Bloomberg cashflows (if posted) or other material prepared for and disseminated to investors by or with the authorization of the Originator, its affiliates or the Trust, or otherwise made or alleged to have been made by the Indemnitor to the purchaser or any prospective purchaser, excluding any statement that pertains to the Indemnified Person or its directors, officers, employees, agents or affiliates and was provided by such Indemnified Person or its directors, officers, employees, agents or affiliates;
(b)	the breach by the Indemnitor of any of the representations, warranties or covenants set out in any Transaction Document;

(c)	any breach or violation or any alleged breach or violation of any applicable law or statute or any rule, regulation, policy, order or ruling made thereunder, whether in force in Canada or elsewhere, resulting from any action taken or omitted to be taken by the Indemnitor or any of its directors, officers or employees acting as such in connection with the sale of the Notes; and

(d)	the French language version of any document referred to in Section 11(1)(a) of this Agency Agreement being, or being alleged to be, other than a complete and proper translation of the English language version of the document, provided, however, that this indemnity shall not apply in respect of an Indemnified Person to the extent such liabilities resulted from the gross negligence, dishonesty, fraudulent act or wilful misconduct of such Indemnified Person, and provided further that the indemnity set forth in Section 11(1)(a) will not apply if the Trust has complied with Section 7(c) and the Indemnified Person failed to deliver a Prospectus Amendment or other document correcting any misrepresentation or untrue statement, or omission of any material fact or any other fact or information required to be stated or necessary to make any statement in the Shelf Prospectus or Prospectus Supplement not misleading in light of the circumstances in which it was made.

(2)	If any Proceeding is brought against an Indemnified Person in respect of which indemnity may be sought from the Indemnitor pursuant to the indemnities set forth in this Section 11, the Indemnified Person will promptly notify the Indemnitor in writing, and the Indemnitor will assume the defence of the action or claim, including the employment of counsel acceptable to the Indemnified Person (acting reasonably) and the payment of all reasonable expenses. The Indemnified Person will have the right to employ separate counsel in any Proceeding if:

(a)	the Indemnified Person has been advised by counsel that there may be legal defences available to the Indemnified Person which are in conflict with defences available to the Indemnitor (in which case the Indemnitor will not have the right to assume the defence of such proceedings on the Indemnified Person’s behalf);

(b)	the Indemnitor will not have assumed the defence of such proceedings and employed counsel within a reasonable time after notice of commencement of proceedings; or

(c)	the employment of such counsel has been authorized by the Indemnitor in connection with the defence of any proceedings;
and the Indemnitor will pay the reasonable fees and expenses of the Indemnified Person’s counsel during the course of the investigation or defence, promptly as such expense, loss, damage or liability is incurred; provided that the Indemnitor will not in any event be required to pay more than one set of counsel fees for all Indemnified Persons. The Indemnitor shall not be liable for any settlement of any proceeding effected without its written consent, acting reasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnitor agrees to indemnify the Indemnified Persons from and against any loss or liability by reason of such settlement or judgment. The Indemnitor shall not, without the prior written consent of the Indemnified Persons, make an admission of liability or effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Persons are or could have been a party and indemnity could have been sought hereunder by such Indemnified Persons, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

(3)	The right to indemnity herein provided will be in addition to and not in derogation of any other right to indemnity or contribution which any Indemnified Person may have by statute or otherwise at law.

(4)	The indemnities provided herein will remain in full force and effect until all possible liability of the Indemnified Persons arising out of the transactions contemplated by this Agency Agreement is extinguished by the operation of law and will not be limited to or affected by any other indemnity obtained by the Indemnified Persons from any other person.
Section 12 RIGHTS OF TERMINATION
(1)	If prior to the Closing Date any inquiry, action, suit, investigation or other proceeding whether formal or informal is instituted, announced or threatened or any order is made by any federal, provincial or other governmental agency or body in relation to the Trust (other than an inquiry, action, suit, investigation or other proceeding based solely on the activities or alleged activities of the Agents) or any law or regulation (or the interpretation thereof) is promulgated, changed or announced, which, in the sole opinion of any Agent, acting reasonably, operates to prevent or materially adversely affect the distribution of the Notes or which, in the sole opinion of any Agent, acting reasonably, materially adversely affects the value, market price, ratings or the marketability of the Notes, such Agent shall be entitled, at its sole option, in accordance with Section 12(5), to terminate its obligations under this Agency Agreement by written notice to that effect given to the Trust at any time prior to the Closing Date.
(2)	If prior to the Closing Date (i) there should develop, occur or come into effect or existence, any event, action, state, condition or occurrence of national or international consequence, acts of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or any law, action, regulation or other occurrence of any nature whatsoever which, in the sole opinion of any Agent, acting reasonably, materially adversely affects or involves or may materially adversely affect or involve the Canadian, U.S. or international financial markets or the business, affairs or operations of the Trust, or (ii) the state of the Canadian, U.S. or international financial markets is such that, in the sole opinion of any Agent, acting reasonably, the Notes cannot be profitably marketed; then, in any one or more of the foregoing cases, such Agent shall be entitled, at its sole option, in accordance with Section 12(5), to terminate its obligations under this Agency Agreement by written notice to that effect given to the Trust at any time prior to the Closing Date.

(3)	If prior to the Closing Date there should occur or be announced any material adverse change which results or, in the sole opinion of any Agent, acting reasonably, might reasonably be expected to result, in the purchasers of a material number of Notes exercising their right under applicable legislation to withdraw from their purchase of such notes or, in the sole opinion of any Agent, acting reasonably, might reasonably be expected to have a material adverse effect on the value, market price, ratings or the marketability of the Notes, such Agent shall be entitled, at its sole option, in accordance with Section 12(5), to terminate its obligations under this Agency Agreement by written notice to that effect given to the Trust at any time prior to the Closing Date.

(4)	The Trust agrees that all terms and conditions in this Agency Agreement shall be construed as conditions to be complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use its best efforts to cause such conditions to be complied with and that any failure by it to comply with, or any breach of, or failure to satisfy, any such conditions shall entitle any of the Agents to terminate its obligations to offer the Notes for sale by notice to that effect given to the Trust at or prior to the Closing Date, unless otherwise expressly provided in this Agency Agreement. The Agents may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to their rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Agents only if such waiver or extension is in writing and signed by all of the Agents.

(5)	The rights of termination contained in Section 12(1), (2), (3) and (4) may be exercised by any of the Agents and are in addition to any other rights or remedies any of the Agents may have in respect of any default, act or failure to act or non-compliance by Trust in respect of any of the matters contemplated by this Agency Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the terminating Agent to the Trust hereunder or on the part of the Trust, the Seller or the Originator to the terminating Agent except in respect of any liability under Section 10 and Section 11. A notice of termination given by an Agent under Section 12(1), (2), (3) and (4) shall not be binding upon any other Agent. The parties hereto agree that if the any of the Agents terminate their obligations hereunder in accordance with the terms of this Agency Agreement, each of the Agents shall be entitled to terminate its obligations hereunder and the obligations of any purchaser to purchase Notes shall be terminated without any further act or formality.

(6)	No act of the Agents in offering the Notes for sale or in assisting in the preparation of, or joining in the execution of, the Preliminary Prospectus, the Shelf Prospectus, the Prospectus Supplement and any Prospectus Amendment shall constitute a waiver by or estoppel against the Agents.
Section 13 SEVERAL OBLIGATIONS
          The Trust and the Originator agree that the obligations of the Agents hereunder are several and not joint or joint and several.
Section 14 NOTICES
          Any notice under this Agency Agreement will be given in writing and either delivered or faxed to the party to receive such notice at the address or fax numbers indicated below:
To the Trust:
Fleet Leasing Receivables Trust
c/o PHH Vehicle Management Services Inc.
as financial services agent
2233 Argentia Road
Mississauga, Ontario
L5N 2X7

Attention:        Mark Johnson
Facsimile No.: 905-286-5363
To the Originator:
PHH Vehicle Management Services Inc.
2233 Argentia Road
Mississauga, Ontario
L5N 2X7
Attention:        Mark Johnson

Facsimile No.: 905-286-5363
To the Seller:
Fleet Lease Receivables L.P.
2233 Argentia Road, Suite 400, Room 4
Mississauga, Ontario
L5N 2X7
Attention:        Mark Johnson
Facsimile No.: 905-286-5363
To the Agents:
Merrill Lynch Canada Inc.
Brookfield Place, 181 Bay Street, Suite 400
Toronto, Ontario M5J 2V8 Canada
Attention:        Office of the General Counsel
Facsimile No.: (416) 369-2004
CIBC World Markets Inc.
Brookfield Place
161 Bay Street, 5th Floor
P.O. Box 500
Toronto ON M5J 2S8
Attention:        CIBC Securitization
Facsimile No.: (416) 956-6220
RBC Dominion Securities Inc.
Royal Bank Plaza
North Tower, 4th Floor
200 Bay Street
Toronto ON M5J 2W7
Attention:        Nur Khan
Facsimile No.: (416) 842-3888
Scotia Capital Inc.
68th Floor, Scotia Plaza
P.O. Box 4085, Station “A”
40 King Street West
Toronto ON M5W 2X6
Attention:        Structured Finance

Facsimile No.: (416) 945-4534
or such other address or telecopy number as such party may hereafter designate by notice in writing, to the other party. If a notice is delivered, it will be effective from the date of delivery if delivered within normal business hours; and if such notice is faxed (with receipt confirmed), it will be effective on the Business Day following the date such notice is telecopied.
Section 15 SURVIVAL
          The representations and warranties of the Agents, the Originator and the Trust, the indemnities provided for in Section 11 hereof and covenants to be fulfilled by each party after the Closing Time, contained in this Agency Agreement will survive the Closing Date and notwithstanding such closing, will continue in full force and effect for a period of one year from the Closing Date. For greater certainty, nothing herein limits the time in which any action in respect hereof may be commenced.
Section 16 SEVERABILITY
          If one or more provisions contained herein will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agency Agreement, but this Agency Agreement will be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.
Section 17 ENTIRE AGREEMENT
          The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written.
Section 18 COUNTERPARTS
          This Agency Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agency Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the parties of written or telephonic notification of authorization of delivery hereof. Delivery of an executed copy of this Agency Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of this Agency Agreement.
Section 19 GOVERNING LAW
          This Agency Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

          Each party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Ontario, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agency Agreement or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.
          Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agency Agreement in any court of the Province of Ontario. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 20 TIME OF THE ESSENCE
          Time will be of the essence of this Agency Agreement.
Section 21 LANGUAGE
          At the request of the parties hereto, this Agency Agreement as well as all documents relating thereto, including notices, have been and will be drafted in English; à la demande des parties aux présentes, cette convention, de même que toutes conventions śy rapportant, y compris les avis, ont été et seront rédigés en anglais.
Section 22 INTERPRETATION
          For the purposes of this Agency Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)	any reference in this Agency Agreement to a designated “Section”, “Subsection”, “Paragraph” or other subdivision refers to the designated section, subsection, paragraph or other subdivision of this Agency Agreement;

(b)	the words “herein” and “hereunder” and other words of similar import refer to this Agency Agreement as a whole and not to any particular section or other subdivision of this Agency Agreement;

(c)	the word “including”, when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(d)	any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulation;

(e)	any reference to “party” or “parties” means the Trust, the Originator and the Agents, or one of or both of the foregoing, as the context requires;

(f)	all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder will be made in such currency;

(g)	the headings in this Agency Agreement are for convenience of reference only and do not affect the interpretation of this Agency Agreement; and

(h)	words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.
Section 23 FURTHER ASSURANCES
          Each of the parties hereto will do or cause to be done all such acts and things and will execute or cause to be executed all such documents, agreements and other instruments as may be reasonably necessary or desirable for the purpose of carrying out the provisions and intent of this Agency Agreement.
Section 24 NO FIDUCIARY DUTY
          Each of the Originator and the Trust acknowledges and agrees that, in connection with the offering of the Notes contemplated hereunder or any other services the Agents may be deemed to be providing hereunder, notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Agents: (i) no fiduciary relationship between the Originator, the Trust and any other person, on the one hand, and the Agents, on the other hand, exists; (ii) the Agents are not acting as advisors, experts or otherwise, to the Originator or the Trust, and such relationship between the Originator and the Trust on the one hand, and the Agents, other the other hand, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Agents may have to the Originator or the Trust shall be limited to those duties and obligations specifically stated herein; and (iv) the Agents and their respective affiliates may have interests that differ from those of the Originator and the Trust. The Originator and the Trust hereby waive any claims that the Originator or the Trust may have against the Agents with respect to any breach of fiduciary duty in connection with the offering of the Notes.
Section 25 LIMITATION OF LIABILITY
          Notwithstanding any other provision of this Agency Agreement, in enforcing any claim against the Trust for losses, costs, damages, expenses or other liabilities incurred by the Agents in connection with any breach of the Trust of its obligations hereunder in the event the purchase of the Notes is completed as contemplated herein, an Agent’s recourse against the Trust will be solely limited to recovery against the Related Collateral, subject to the prior payment of certain amounts as described in the Prospectus.
          Nothing in this Agency Agreement will be deemed to cause the Issuer Trustee personally to be liable for any obligations of the Trust hereunder and the Agents will not seek any personal or deficiency judgment on such obligations against the Issuer Trustee. Any liability of the Issuer Trustee hereunder is non-recourse to the Issuer Trustee in its personal capacity and limited solely to the Related Collateral. No other property or assets of the Issuer Trustee, whether owned by it in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedure with regard to any obligation hereunder. There will be no further liability against the Issuer Trustee.
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IN WITNESS WHEREOF the parties hereto have caused this Agency Agreement to be executed as of the date first written above.

BNY TRUST COMPANY OF CANADA, in its capacity as Trustee of FLEET LEASING RECEIVABLES TRUST, by its Financial Services Agent, PHH VEHICLE MANAGEMENT SERVICES INC.
By:	(Signed) “Mark E. Johnson”
	Name:	Mark E. Johnson
	Title:	Senior Vice President & Treasurer

PHH VEHICLE MANAGEMENT SERVICES INC.
By:	(Signed) “Mark E. Johnson”
	Name:	Mark E. Johnson
	Title:	Senior Vice President & Treasurer

FLR GP 1 INC., as general partner on behalf of PHH FLEET LEASE RECEIVABLES L.P.
By:	(Signed) “Mark E. Johnson”
	Name:	Mark E. Johnson
	Title:	Senior Vice President & Treasurer

MERRILL LYNCH CANADA INC.
By:	(Signed) “Rasha Katabi”
	Name:	Rasha Katabi
	Title:	Managing Director

CIBC WORLD MARKETS INC.
By:	(Signed) “Sean D. Mann”
	Name:	Sean D. Mann
	Title:	Managing Director

RBC DOMINION SECURITIES INC.
By:	(Signed) “Nur Khan”
	Name:	Nur Khan
	Title:	Managing Director

SCOTIA CAPITAL INC.
By:	(Signed) “Douglas J. Noe”
	Name:	Douglas J. Noe
	Title:	Managing Director